UNTIED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registration [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy [ ] Statement[ ]
[   ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss.240.14a-12

Yahoo! Inc.
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(Name of Registrant as Specified In Its Charter)

Third Point LLC
Third Point Offshore Master Fund L.P.
Third Point Ultra Master Fund L.P.
Third Point Partners L.P.
Third Point Partners Qualified L.P.
Third Point Reinsurance Co. Ltd.
Lyxor/Third Point Fund Limited
dbX-Risk Arbitrage 11 Fund
Daniel S. Loeb
Harry J. Wilson
Michael J. Wolf
Jeffrey A. Zucker
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           _________________________________________________

     4)   Proposed maximum aggregate value of transaction:

           _________________________________________________

     5)   Total fee paid:

           _________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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On March 14, 2012, Third Point LLC (“Third Point”) sent a letter to Mr. Scott Thompson, the Chief Executive Officer of Yahoo! Inc. (the “Company”), in which Third Point, among other things, expressed its disappointment in the Company’s board selection process and stated Third Point’s intention to file a preliminary proxy statement with the Securities and Exchange Commission in the near future.  A copy of that letter is attached hereto as Exhibit 1 and is incorporated herein by reference.

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In connection with their intended proxy solicitation, Third Point LLC and certain of its affiliates intend to file a proxy statement with the Securities and Exchange Commission (the “SEC”) to solicit stockholders of the Issuer.  THIRD POINT LLC STRONGLY ADVISES ALL STOCKHOLDERS OF THE ISSUER TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION.  SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

THIRD POINT PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation: Third Point LLC, Daniel S. Loeb, Third Point Offshore Master Fund LP, Third Point Ultra Master Fund LP, Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Reinsurance Co. Ltd., Lyxor/Third Point Fund Limited, dbX-Risk Arbitrage 11 Fund, Harry J. Wilson, Michael J. Wolf and Jeffrey A. Zucker.  Certain of these persons hold direct or indirect interests as follows: Third Point LLC beneficially owns 70,500,400 shares of Common Stock; Mr. Loeb beneficially owns 70,500,400 shares of Common Stock; Third Point Offshore Master Fund L.P. may be deemed to beneficially own 35,728,500 shares of Common Stock; Third Point Ultra Master Fund LP may be deemed to beneficially own 13,597,700 shares of Common Stock; Third Point Partners L.P. may be deemed to beneficially own 2,279,400 shares of Common Stock; Third Point Partners Qualified L.P. may be deemed to beneficially own 11,574,000 shares of Common Stock; Third Point Reinsurance Co. Ltd. may be deemed to beneficially own 4,352,000 shares of Common Stock; Lyxor/Third Point Fund Limited may be deemed to beneficially own 1,820,400 shares of Common Stock; dbX-Risk Arbitrage 11 Fund may be deemed to beneficially own 1,148,400 shares of Common Stock; Mr. Wilson beneficially owns 25,000 shares of Common Stock; Mr. Wolf beneficially owns 20,000 shares of Common Stock and Messrs. Wilson, Wolf, Zucker and Loeb each have an interest in being nominated and elected as a director of the Issuer.

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Exhibits
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Exhibit 1	Third Point’s Letter, dated March 14, 2012, to Mr. Scott Thompson, Chief Executive Officer of the Company